Exhibit 99.1

Keith Bair, Senior Vice President and CFO

keith.bair@FARO.com, 407-333-9911

FARO Reports First Quarter 2011 Orders Growth of 40.5%

Sales Growth of 24.4%

Net Income Growth of 57.1%

LAKE MARY, FL, May 4, 2011 – FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the quarter ended April 2, 2011. Sales in the first quarter of 2011 increased 24.4%, to $52.6 million, from $42.3 million in the first quarter of 2010. The Company reported net income increased to $3.2 million, or $0.20 per share, in the first quarter of 2011, from $2.1 million, or $0.13 per share, in the first quarter of 2010.

New order bookings for the first quarter of 2011 were $55.9 million, an increase of $16.1 million, or 40.5%, compared to $39.8 million in the first quarter of 2010.

“Market demand was strong in the first quarter with all three regions posting solid double-digit orders and sales growth. The success of the Focus 3D Laser Scanner, which we released in the fourth quarter of 2010, continued in the first quarter of 2011. As a result, we once again received more orders for the Focus during the quarter than in any prior full year for the previous generation Laser Scanners,” stated Jay Freeland, FARO’s President and CEO. “We released another new and disruptive product two weeks ago, the FARO Edge Arm, and we received our first order within three days of introduction. The new product pipeline remains full, and more disruptive releases are on the way,” Freeland explained.

Gross margin for the first quarter of 2011 declined to 57.6%, compared to 60.1% in the first quarter of 2010, primarily driven by the substantial increase in laser scanner sales, which currently carry slightly lower gross margins, while the Company ramps-up to full production efficiency, combined with lower new arm sales as some customers waited for the release of the new Edge Arm. In addition, service costs increased as the Company added new application engineers and opened a direct service facility in Brazil to keep up with the overall growth in the Company’s installed base.

“We’re getting good operating leverage and expect that to continue. In total, we remain optimistic for 2011,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about FARO’s focus, plans and strategies, and product releases, and its future operating results and financial condition. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “intend,” “believe,” “will,” “expect” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products obsolete or less competitive;

•	delays in the introduction of new products by the Company;

•	production delays caused by shortages of raw materials incorporated in the Company’s products;

•	the cyclical nature of the industries of the Company’s customers and material adverse changes in customers’ access to liquidity and capital;

•

declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•	fluctuations in the Company’s annual and quarterly operating results and the inability to achieve its financial operating targets;

•

risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With over 20,000 installations and 11,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement and imaging devices and software used to create digital models — or to perform evaluations against an existing model — for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO’s technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world’s best-selling portable measurement arm — the FaroArm; the world’s best-selling laser tracker — the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Focus 3D Laser Scanner; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

###

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended
(in thousands, except share and per share data)	Apr 2, 2011	Apr 3, 2010

SALES
Product	$42,958	$33,938
Service	9,608	8,331

Total Sales	52,566	42,269

COST OF SALES
Product	15,573	11,275
Service	6,721	5,603

Total Cost of Sales (exclusive of depreciation and amortization, shown separately below)	22,294	16,878

GROSS PROFIT	30,272	25,391

OPERATING EXPENSES:
Selling	14,152	11,235
General and administrative	6,590	6,247
Depreciation and amortization	1,614	1,540
Research and development	3,632	2,989

Total operating expenses	25,988	22,011

INCOME FROM OPERATIONS	4,284	3,380

OTHER (INCOME) EXPENSE
Interest income	(26)	(19)
Other (income) expense, net	(129)	505
Interest expense	29	27

INCOME BEFORE INCOME TAX EXPENSE	4,410	2,867

INCOME TAX EXPENSE	1,167	803

NET INCOME	$3,243	$2,064

NET INCOME PER SHARE - BASIC	$0.20	$0.13

NET INCOME PER SHARE - DILUTED	$0.20	$0.13

Weighted average shares - Basic	16,253,121	16,124,886

Weighted average shares - Diluted	16,598,797	16,267,231

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	April 2, 2011 (unaudited)	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$53,282	$50,722
Short-term investments	64,987	64,986
Accounts receivable, net	47,533	51,862
Inventories, net	36,932	28,242
Deferred income taxes, net	4,161	4,455
Prepaid expenses and other current assets	8,821	8,045

Total current assets	215,716	208,312

Property and Equipment:
Machinery and equipment	26,267	24,840
Furniture and fixtures	6,121	5,700
Leasehold improvements	9,977	9,682

Property and equipment at cost	42,365	40,222
Less: accumulated depreciation and amortization	(26,631)	(24,982)

Property and equipment, net	15,734	15,240

Goodwill	19,781	19,015
Intangible assets, net	7,363	7,204
Service inventory	13,795	13,726
Deferred income taxes, net	2,640	2,522

Total Assets	$275,029	$266,019

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$10,199	$12,025
Accrued liabilities	15,113	15,208
Income taxes payable	93	1,138
Current portion of unearned service revenues	14,437	13,357
Customer deposits	4,522	3,679
Current portion of obligations under capital leases	67	91

Total current liabilities	44,431	45,498
Unearned service revenues - less current portion	7,569	6,758
Deferred tax liability, net	1,184	1,161
Obligations under capital leases - less current portion	144	125

Total Liabilities	53,328	53,542

Shareholders’ Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 17,018,943 and 16,894,374 issued; 16,338,708 and 16,214,139 outstanding, respectively	17	17
Additional paid-in capital	159,719	156,310
Retained earnings	61,227	57,983
Accumulated other comprehensive income	9,813	7,242
Common stock in treasury, at cost - 680,235 shares	(9,075)	(9,075)

Total Shareholders’ Equity	221,701	212,477

Total Liabilities and Shareholders’ Equity	$275,029	$266,019

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
(in thousands)	April 2, 2011	April 3, 2010
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$3,243	$2,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,614	1,540
Compensation for stock options and restricted stock units	642	564
Provision for bad debts	329	348
Deferred income tax expense	291	34
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	5,412	506
Inventories, net	(7,525)	(2,748)
Prepaid expenses and other current assets	(509)	(3,039)
Income tax benefit from exercise of stock options	(237)	(6)
Increase (decrease) in:
Accounts payable and accrued liabilities	(2,447)	2,199
Income taxes payable	(742)	(234)
Customer deposits	762	(540)
Unearned service revenues	1,389	348

Net cash provided by operating activities	2,222	1,036

INVESTING ACTIVITIES:
Purchases of property and equipment	(1,183)	(613)
Payments for intangible assets	(294)	(205)

Net cash used in investing activities	(1,477)	(818)

FINANCING ACTIVITIES:
Proceeds from notes payable	—	2,490
Payments on capital leases	(22)	(19)
Income tax benefit from exercise of stock options	237	6
Proceeds from issuance of stock, net	2,529	275

Net cash provided by financing activities	2,744	2,752

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(929)	283

INCREASE IN CASH AND CASH EQUIVALENTS	2,560	3,253

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,722	35,078

CASH AND CASH EQUIVALENTS, END OF PERIOD	$53,282	$38,331